Exhibit 99.1

UNDER ARMOUR REPORTS FIRST QUARTER FISCAL 2023 RESULTS; UPDATES FULL-YEAR OUTLOOK

BALTIMORE, Aug. 3, 2022 – Under Armour, Inc. (NYSE: UA, UAA) today announced unaudited financial results for its first quarter of fiscal 2023 ended June 30, 2022. The company reports its financial performance in accordance with accounting principles generally accepted in the United States of America ("GAAP"). This press release refers to "currency neutral" and "adjusted" amounts, which are non-GAAP financial measures described below under the "Non-GAAP Financial Information" paragraph.

“We delivered our quarter, are holding our full-year revenue outlook, and remain bullish on our brand strength while we navigate the current environment,” said Under Armour Interim President and CEO Colin Browne. “Our relentless approach of delivering groundbreaking innovation will continue to manifest through 2022 and beyond as we work to unleash the full potential of the Under Armour brand.”

Browne continued, “Moving forward, we are digging in to amplify the strengths of our core strategy while creating additional opportunities for athletes to wear UA throughout their day. I have full confidence in the exceptional capabilities of our global team to deliver more pronounced growth and profitability over the long term.”

First Quarter 2023 Review

•Revenue was flat at $1.3 billion (up 2 percent currency neutral) compared to the prior year.
–Wholesale revenue increased 3 percent to $792 million, and direct-to-consumer revenue decreased 7 percent to $521 million, driven by an 8 percent decline in owned and operated store revenue. eCommerce revenue declined 6 percent and represented 39 percent of the total direct-to-consumer business during the quarter.
–North America revenue was flat (up 1 percent currency neutral) compared to the prior year at $909 million, and international revenue decreased 3 percent to $431 million (up 2 percent currency neutral). Within the international business, revenue decreased 1 percent in EMEA (up 6 percent currency neutral), decreased 8 percent in Asia-Pacific (down 4 percent currency neutral), and increased 6 percent in Latin America (up 6 percent currency neutral).
–Apparel revenue decreased 1 percent to $868 million. Footwear revenue increased 1 percent to $347 million. Accessories revenue decreased 13 percent to $97 million.
•Gross margin declined 280 basis points to 46.7 percent compared to the prior year, driven primarily by elevated freight expenses related to COVID-19 supply chain impacts, higher than planned promotions, and the negative impact of changes in foreign currency.
•Selling, general & administrative expenses increased 9 percent to $596 million, including $10 million in legal expenses related to ongoing litigation matters.
•Operating income was $34 million. Adjusted operating income was $44 million.
•Net Income was $8 million. Adjusted net income was $15 million.
•Diluted earnings per share was $0.02. Adjusted diluted earnings per share was $0.03.
•Inventory was up 8 percent to $954 million.

•Cash and Cash Equivalents were $1.0 billion at the end of the quarter, and no borrowings were outstanding under the company's $1.1 billion revolving credit facility.

Updated Fiscal 2023 Outlook

As a reminder, Under Armour began its new fiscal year 2023 on April 1, 2022. Accordingly, the comparable baseline period is April 1, 2021, through March 31, 2022. Key points related to Under Armour’s fiscal year 2023 outlook include:

•No change to the previous expectation of 5 to 7 percent revenue growth. Excluding approximately 200 basis points of anticipated foreign currency headwinds, currency-neutral revenue is expected to be up 7 to 9 percent.
•Gross margin is expected to be down 375 to 425 basis points compared to the previous expectation of a 150 to 200 basis point decline compared to the baseline period’s gross margin of 49.6 percent. Versus our last outlook, this decline is primarily driven by expected higher promotional activities, channel mix, and additional negative impacts from anticipated changes in foreign currency.
•Selling, general & administrative expenses are expected to be flat to the prior year as the company prioritizes investments and implements mitigation measures in response to anticipated gross margin pressure.
•Operating income is expected to reach $300 to $325 million compared to the previous range of $375 to $400 million. Excluding an expense related to ongoing litigation matters, adjusted operating income is expected to reach $310 to $335 million.
•Diluted earnings per share is expected to be $0.61 to $0.67 compared to the previous expectation of $0.79 to $0.84. This includes a $0.28 benefit related to a tax valuation allowance release expected to be realized during the fiscal year. Of this $0.28 benefit, $0.16 of this amount is related to prior restructuring. Additionally, there is a $0.02 negative impact from legal expenses related to ongoing litigation matters. Excluding these net positive impacts of $0.14, adjusted diluted earnings per share is expected to be $0.47 to $0.53, compared to the previous expectation of $0.63 to $0.68.
•Capital expenditures are expected to be approximately $225 million, consistent with the previously provided range of 3 percent to 5 percent of revenue.

Share Buyback Update

In February 2022, Under Armour announced that its Board of Directors authorized the repurchase of up to $500 million of its outstanding Class C common stock over two years. The company repurchased $25 million during the first quarter, leaving approximately $175 million remaining under this authorization.

Conference Call and Webcast

Under Armour will hold its first quarter fiscal 2023 conference call and webcast today at approximately 8:30 a.m. Eastern Time. The call will be webcast live at https://about.underarmour.com/investor-relations/financials and will be archived and available for replay about three hours after the live event.

Non-GAAP Financial Information

This press release refers to "currency neutral" and "adjusted" results, as well as "adjusted" forward-looking estimates of the company’s results for its 2023 fiscal year ending March 31, 2023. Management believes this information is helpful to investors to compare the company’s results of operations period-over-period because it enhances visibility into its actual underlying results, excluding these impacts. Currency-neutral financial information is calculated to exclude changes in foreign currency exchange rates. References to adjusted financial measures exclude the impact of legal expenses related to ongoing litigation matters, the company’s 2020 restructuring plan, and related impairment charges, including goodwill and related tax effects. Where applicable, adjusted net income (loss) and adjusted diluted income (loss) per share exclude the non-cash amortization of debt discount on the company’s convertible senior notes, any gain or loss on extinguishing the company’s convertible senior notes, and related tax effects, and any gain or loss from divestitures (including earn-outs and related expenses) and related tax effects. Management believes these adjustments are not core to the company’s operations. The reconciliation of non-GAAP amounts to the most directly comparable financial measure calculated according to GAAP is presented in supplemental financial information furnished with this release. All per share amounts are reported on a diluted basis. In addition, in connection with its change in fiscal year-end from December 31 to March 31, Under Armour is presenting select non-GAAP financial measures for the twelve months beginning on April 1, 2021, and ending March 31, 2022, to provide comparable reference periods against the company's new fiscal 2023 year, which began April 1, 2022, and ends on March 31, 2023. These supplemental non-GAAP financial measures should not be considered in isolation. They should be contemplated in addition to, and not as an alternative for, the company’s reported results prepared per GAAP. Additionally, the company’s non-GAAP financial information may not be comparable to similarly titled measures reported by other companies.

About Under Armour, Inc.

Under Armour, Inc., headquartered in Baltimore, Maryland, is a leading inventor, marketer and distributor of branded athletic performance apparel, footwear, and accessories. Designed to empower human performance, Under Armour’s innovative products and experiences are engineered to make athletes better. For further information, please visit http://about.underarmour.com.
Forward-Looking Statements

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, such as statements regarding our share repurchase program, our future financial condition or results of operations, our prospects and strategies for future growth, the impact of the COVID-19 pandemic on our business and results of operations and the operations of our suppliers and logistics providers, expectations regarding promotional activities, freight, product cost pressures, and foreign currency rates, our plans to prioritize investments and reduce our operating expenses, the development and introduction of new products, the implementation of our marketing and branding strategies, and the future benefits and opportunities from significant investments. In many cases, you can identify forward-looking statements by terms such as "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "outlook," "potential" or the negative of these terms or other comparable terminology. The forward-looking statements in this press release reflect our current views about future events. They are subject to risks, uncertainties, assumptions, and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, activity levels, performance, or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by these forward-looking statements, including, but not limited to: the impact of the COVID-19 pandemic on our industry and our business, financial condition and results of operations, including recent impacts on the global supply chain; changes in general economic or market conditions that could affect overall consumer spending or our industry; failure of our suppliers or manufacturers to produce or deliver our products in a timely or cost-effective manner; labor or other disruptions at ports or our suppliers or manufacturers; increased competition causing us to lose market share or reduce the prices of our products or to increase our marketing efforts significantly; fluctuations in the costs of raw materials and commodities we use in our products and costs related to our supply chain (including labor); changes to the financial health of our customers; our ability to successfully execute our long-term strategies; our ability to effectively drive operational efficiency in our business and realize expected benefits from restructuring plans; our ability to effectively develop and launch new, innovative and updated products; our ability to accurately forecast consumer shopping and engagement preferences and consumer demand for our products and manage our inventory in response to changing demands; loss of key customers, suppliers or manufacturers; our ability to further expand our business globally and to drive brand awareness and consumer acceptance of our products in other countries; our ability to manage the increasingly complex operations of our global business; the impact of global events beyond our control, including military conflict; our ability to successfully manage or realize expected results from significant transactions and investments; our ability to effectively market and maintain a positive brand image; our ability to effectively meet the expectations of our stakeholders with respect to environmental, social and governance practices; the availability, integration and effective operation of information systems and other technology, as well as any potential interruption of such systems or technology; any disruptions, delays or deficiencies in the design, implementation or application of our global operating and financial reporting information technology system; our ability to attract key talent and retain the services of our senior management and other key employees; our ability to access capital and financing required to manage our business on terms acceptable to us; our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in our operating results; risks related to foreign currency exchange rate fluctuations; our ability to comply with existing trade and other regulations, and the potential impact of new trade, tariff and tax regulations on our profitability; risks related to data security or privacy breaches; and our potential exposure to litigation and other proceedings. The forward-looking statements contained in this press release reflect our views and assumptions only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the statement's date or to reflect unanticipated events.

# # #

Under Armour Contacts:
Lance Allega
SVP, Investor Relations & Corporate Development
(410) 246-6810

Under Armour, Inc.
For the Three Months Ended June 30, 2022, and 2021
(Unaudited; in thousands, except per share amounts)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,
in '000s	2022	% of Net Revenues	2021	% of Net Revenues
Net revenues	$1,349,057	100.0%	$1,351,534	100.0%
Cost of goods sold	718,860	53.3%	682,713	50.5%
Gross profit	630,197	46.7%	668,821	49.5%
Selling, general and administrative expenses	595,714	44.2%	545,003	40.3%
Restructuring and impairment charges	—	—%	2,613	0.2%
Income (loss) from operations	34,483	2.6%	121,205	9.0%
Interest income (expense), net	(6,005)	(0.4)%	(13,307)	(1.0)%
Other income (expense), net	(14,241)	(1.1)%	(38,494)	(2.8)%
Income (loss) before income taxes	14,237	1.1%	69,404	5.1%
Income tax expense (benefit)	5,657	0.4%	10,027	0.7%
Income (loss) from equity method investments	(898)	(0.1)%	(170)	—%
Net income (loss)	$7,682	0.6%	$59,207	4.4%

Basic net income (loss) per share of Class A, B and C common stock	$0.02		$0.13
Diluted net income (loss) per share of Class A, B and C common stock	$0.02		$0.13
Weighted average common shares outstanding Class A, B and C common stock
Basic	458,415		459,604
Diluted	468,167		462,286

Under Armour, Inc.
For the Three Months Ended June 30, 2022, and 2021
(Unaudited; in thousands)

NET REVENUES BY PRODUCT CATEGORY

	Three Months Ended June 30,
in '000s	2022	2021	% Change
Apparel	$868,428	$874,193	(0.7)%
Footwear	347,251	342,641	1.3%
Accessories	96,831	111,503	(13.2)%
Total net sales	1,312,510	1,328,337	(1.2)%
Licensing revenues	28,135	23,261	21.0%
Corporate Other (1)	8,412	(64)	NM
Total net revenues	$1,349,057	$1,351,534	(0.2)%

NET REVENUES BY DISTRIBUTION CHANNEL

	Three Months Ended June 30,
in '000s	2022	2021	% Change
Wholesale	$791,686	$767,611	3.1%
Direct-to-consumer	520,824	560,726	(7.1)%
Net Sales	1,312,510	1,328,337	(1.2)%
License revenues	28,135	23,261	21.0%
Corporate Other (1)	8,412	(64)	NM
Total net revenues	$1,349,057	$1,351,534	(0.2)%

NET REVENUES BY SEGMENT

	Three Months Ended June 30,
in '000s	2022	2021	% Change
North America	$909,356	$905,493	0.4%
EMEA	205,181	207,224	(1.0)%
Asia-Pacific	176,665	192,369	(8.2)%
Latin America	49,443	46,512	6.3%
Corporate Other (1)	8,412	(64)	NM
Total net revenues	$1,349,057	$1,351,534	(0.2)%

Under Armour, Inc.
For the Three Months Ended June 30, 2022, and 2021
(Unaudited; in thousands)

INCOME (LOSS) FROM OPERATIONS

	Three Months Ended June 30,
in '000s	2022	% of Net Revenues (2)	2021	% of Net Revenues (2)
North America	$189,924	20.9%	$225,769	24.9%
EMEA	18,181	8.9%	39,892	19.3%
Asia-Pacific	19,945	11.3%	24,046	12.5%
Latin America	6,234	12.6%	6,001	12.9%
Corporate Other (1)	(199,801)	NM	(174,503)	NM
Income (loss) from operations	$34,483	2.6%	$121,205	9.0%
(1) Corporate Other primarily includes net revenues from foreign currency hedge gains and losses generated by entities within the Company’s operating segments but managed through the Company’s central foreign exchange risk management program, as well as subscription revenues from the Company's MapMyRun and MapMyRide platforms (collectively "MMR") and revenue from other digital business opportunities. Corporate Other also includes expenses related to the Company's central supporting functions.
(2) The percentage of operating income (loss) is calculated based on total segment net revenues. The operating income (loss) percentage for Corporate Other is not presented as a meaningful metric (NM).

Under Armour, Inc.
As of June 30, 2022, and March 31, 2022
(Unaudited; in thousands)
CONDENSED CONSOLIDATED BALANCE SHEETS

in '000s	June 30, 2022	March 31, 2022
Assets
Current assets
Cash and cash equivalents	$1,049,413	$1,009,139
Accounts receivable, net	693,636	702,197
Inventories	954,394	824,455
Prepaid expenses and other current assets, net	302,644	297,034
Total current assets	3,000,087	2,832,825
Property and equipment, net	609,923	601,365
Operating lease right-of-use assets	408,753	420,397
Goodwill	479,521	491,508
Intangible assets, net	9,910	10,580
Deferred income taxes	19,444	20,141
Other long-term assets	78,162	76,016
Total assets	$4,605,800	$4,452,832
Liabilities and Stockholders’ Equity
Accounts payable	669,203	560,331
Accrued expenses	373,045	317,963
Customer refund liabilities	157,487	159,628
Operating lease liabilities	131,438	134,833
Other current liabilities	127,507	125,840
Total current liabilities	1,458,680	1,298,595
Long-term debt, net of current maturities	672,834	672,286
Operating lease liabilities, non-current	650,833	668,983
Other long-term liabilities	94,378	84,014
Total liabilities	2,876,725	2,723,878
Total stockholders’ equity	1,729,075	1,728,954
Total liabilities and stockholders’ equity	$4,605,800	$4,452,832

Under Armour, Inc.
For the Three Months Ended June 30, 2022 and 2021
(Unaudited; in thousands)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended June 30,
in '000s	2022	2021
Cash flows from operating activities
Net income (loss)	$7,682	$59,207
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation and amortization	34,321	35,147
Unrealized foreign currency exchange rate (gain) loss	7,856	(2,478)
Loss on extinguishment of senior convertible notes	—	34,728
Loss on disposal of property and equipment	322	820
Non-cash restructuring and impairment charges	—	(13)
Amortization of bond premium and debt issuance costs	548	11,064
Stock-based compensation	11,375	11,533
Deferred income taxes	(1,125)	(999)
Changes in reserves and allowances	194	(9,167)
Changes in operating assets and liabilities:
Accounts receivable	8,586	64,803
Inventories	(134,210)	(26,862)
Prepaid expenses and other assets	(8,113)	(18,937)
Other non-current assets	19,796	19,463
Accounts payable	96,319	107,332
Accrued expenses and other liabilities	43,524	(23,647)
Customer refund liabilities	(2,528)	(13,481)
Income taxes payable and receivable	2,949	4,310
Net cash provided by (used in) operating activities	87,496	252,823
Cash flows from investing activities
Purchases of property and equipment	(35,747)	(19,668)
Sale of property and equipment	—	485
Earn-out from the sale of the MyFitnessPal platform	35,000	—
Net cash used in investing activities	(747)	(19,183)
Cash flows from financing activities
Common Shares Repurchased	(25,000)	—
Employee taxes paid for shares withheld for income taxes	(352)	(209)
Proceeds from exercise of stock options and other stock issuances	993	89
Payments on long-term debt and revolving credit facility	—	(300,001)
Proceeds from capped call	—	53,000
Net cash provided by (used in) financing activities	(24,359)	(247,121)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(21,454)	15,681
Net increase in (decrease in) cash, cash equivalents and restricted cash	40,936	2,200
Cash, cash equivalents and restricted cash
Beginning of period	1,022,126	1,359,680
End of period	$1,063,062	$1,361,880

Under Armour, Inc.
For the Three months ended June 30, 2022
(Unaudited)

The table below presents the reconciliation of net revenue growth (decline) calculated according to GAAP to currency-neutral net revenue a non-GAAP measure. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.
CURRENCY NEUTRAL NET REVENUE GROWTH (DECLINE) RECONCILIATION

Three months ended June 30, 2022
Total Net Revenue
Net revenue growth - GAAP	(0.2)%
Foreign exchange impact	1.8%
Currency neutral net revenue growth - Non-GAAP	1.6%

North America
Net revenue growth - GAAP	0.4%
Foreign exchange impact	0.3%
Currency neutral net revenue growth - Non-GAAP	0.7%

EMEA
Net revenue growth - GAAP	(1.0)%
Foreign exchange impact	7.0%
Currency neutral net revenue growth - Non-GAAP	6.0%

Asia-Pacific
Net revenue growth - GAAP	(8.2)%
Foreign exchange impact	3.8%
Currency neutral net revenue growth - Non-GAAP	(4.4)%

Latin America
Net revenue growth - GAAP	6.3%
Foreign exchange impact	(0.7)%
Currency neutral net revenue growth - Non-GAAP	5.6%

Total International
Net revenue growth - GAAP	(3.3)%
Foreign exchange impact	4.8%
Currency neutral net revenue growth - Non-GAAP	1.5%

Under Armour, Inc.
For the Three months ended June 30, 2022
(Unaudited; in thousands, except per share amounts)

The tables below present the reconciliation of the Company's condensed consolidated statement of operations presented in accordance with GAAP to certain adjusted non-GAAP financial measures discussed in this press release. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.

ADJUSTED OPERATING INCOME (LOSS) RECONCILIATION

in '000s	Three months ended June 30, 2022
GAAP Income from operations	$34,483
Add: Impact of legal expenses relating to litigation matters	10,000
Adjusted income from operations	$44,483

ADJUSTED NET INCOME (LOSS) RECONCILIATION

in '000s	Three months ended June 30, 2022
GAAP net income	$7,682
Add: Impact of legal expenses relating to litigation matters	10,000
Add: Impact of commission expense in connection with the sale of the MyFitnessPal platform	490
Add: Impact of provision for income taxes	(3,313)
Adjusted net income	$14,859

ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE RECONCILIATION

Three months ended June 30, 2022
GAAP diluted net income per share	$0.02
Add: Impact of legal expenses relating to litigation matters	0.02
Add: Impact of commission expense in connection with the sale of the MyFitnessPal platform	—
Add: Impact of provision for income taxes	(0.01)
Adjusted diluted net income per share	$0.03

Under Armour, Inc.
Outlook for the Year Ended March 31, 2023
(Unaudited; in millions, except per share amounts)

The table below presents the reconciliation of the Company's fiscal 2023 outlook presented in accordance with GAAP to certain adjusted non-GAAP financial measures discussed in this press release. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.
CURRENCY NEUTRAL NET REVENUE GROWTH (DECLINE) RECONCILIATION

(in millions)	Year Ended March 31, 2023
	Low end of estimate	High end of estimate
Total Net Revenue
Net revenue growth - GAAP	5%	7%
Foreign exchange impact	2%	2%
Currency neutral net revenue growth - Non-GAAP	7%	9%

ADJUSTED OPERATING INCOME RECONCILIATION

(in millions)	Year Ended March 31, 2023
	Low end of estimate	High end of estimate
GAAP income from operations	$300	$325
Add: Impact of legal expenses relating to litigation matters	10	10
Adjusted income from operations	$310	$335

ADJUSTED DILUTED (LOSS) EARNINGS PER SHARE RECONCILIATION

(in millions)	Year Ended March 31, 2023
	Low end of estimate	High end of estimate
GAAP diluted net income per share (1)	$0.61	$0.67
Add: Impact of legal expenses relating to litigation matters	0.02	0.02
Add: Impact of provision for income taxes	(0.16)	(0.16)
Adjusted diluted net income per share	$0.47	$0.53

(1) GAAP diluted net income (loss) per share excludes any potential earn-out related to the sale of the MyFitnessPal platform.

Under Armour, Inc.
As of June 30, 2022 and 2021
COMPANY-OWNED & OPERATED DOOR COUNT

	June 30,
	2022	2021
Factory House	179	178
Brand House	18	17
North America total doors	197	195

Factory House	156	137
Brand House	87	95
International total doors	243	232

Factory House	335	315
Brand House	105	112
Total doors	440	427